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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated May 13, 2002 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended March 31, 2002.

                                                                                        SHARES
REGISTRATION STATEMENT      DESCRIPTION                                               REGISTERED
----------------------      -----------                                               ----------
Form S-8 (33-01047)         Individual Account Retirement Plan                        1,500,000
Form S-8 (333-58161)        1998 Long-Term Incentive Plan                               550,000

                                          /s/  Ernst & Young LLP

Cleveland, Ohio
May 14, 2002

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